Exhibit 99.14

FriendFinder Networks Inc.

Interactive Network, Inc.

OFFER TO EXCHANGE

up to $10,630,667 aggregate principal amount

of our 14% Cash Pay Secured Notes Due 2013

and the guarantees thereof

that have been registered under the Securities Act of 1933
for

a like amount of our outstanding, unregistered
14% Cash Pay Secured Notes Due 2013
and the guarantees thereof

Pursuant To The Prospectus

Dated [     ], 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [     ], 2011, (UNLESS EXTENDED BY FRIENDFINDER NETWORKS INC. AND INTERACTIVE NETWORK, INC. IN THEIR SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OLD CASH PAY SECURED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

[     ], 2011

To Our Clients:

Enclosed for your consideration is a Prospectus (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) which together describe the offer (the “Exchange Offer”) by FriendFinder Networks Inc., a Nevada corporation ("FFN" or the “Company”) and Interactive Network, Inc., a Nevada corporation ("INI"), to exchange up to $10,630,667 aggregate principal amount of FFN's and INI's registered 14% Cash Pay Secured Notes Due 2013 (the “New Cash Pay Notes”) for a like amount of FFN's and INI's outstanding unregistered 14% Cash Pay Secured Notes Due 2013 (the “Old Cash Pay Notes”). The Old Cash Pay Notes have CUSIP number 45841AAB1.

WE ARE THE HOLDER OF RECORD OF THE OLD CASH PAY NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH OLD CASH PAY NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD CASH PAY NOTES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender Old Cash Pay Notes on your behalf in respect of any or all of the Old  Cash Pay Notes held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.

Your attention is directed to the following:

1. The Exchange Offer is for any Old Cash Pay Notes up to $10,630,667 aggregate principal amount.

2. The Company will issue $1,000 principal amount at maturity of New Cash Pay Notes for each $1,000 principal amount at maturity of Old Cash Pay Notes and $1.00 principal amount at maturity of New Cash Pay Notes for each integral multiple of $1.00 principal amount at maturity of Old Cash Pay Notes in excess thereof accepted in the Exchange Offer. You may instruct us to tender some or all of your Old Cash Pay Notes in the Exchange Offer.

3. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers — Conditions to the Exchange Offer.”

4. Any transfer taxes incident to the transfer of Old Cash Pay Notes from the holder to FFN and INI will be paid by FFN and INI, except as otherwise provided in the instructions in the Letter of Transmittal.

5. The Exchange Offer will expire at 5:00 p.m., New York City time, on [     ], 2011, unless the Exchange Offer is extended. Tenders of Old Cash Pay Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the expiration date.

6. If you wish to tender any or all of your Old Cash Pay Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf of Old Cash Pay Notes on or prior to the Expiration Date.

If you wish to have us tender any or all of your Old Cash Pay Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. If you authorize the tender of your Old Cash Pay Notes, all such Old Cash Pay Notes will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

The Exchange Offer is not being made to (nor will tenders of Old Cash Pay Notes be accepted from or on behalf of) Holders of Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, FFN and INI, in their sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to Holders of Old Cash Pay Notes in such jurisdiction.

Instruction Form With Respect To

FriendFinder Networks Inc.

Interactive Network, Inc.

OFFER TO EXCHANGE

up to $10,630,667 aggregate principal amount

of our 14% Cash Pay Secured Notes Due 2013

and the guarantees thereof

that have been registered under the Securities Act of 1933
for

a like amount of our outstanding, unregistered
14% Cash Pay Secured Notes Due 2013
and the guarantees thereof

Pursuant To The Prospectus

Dated [     ], 2011

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus (the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”) which together describe the offer (the “Exchange Offer”) by FriendFinder Networks Inc.., a Nevada corporation ("FFN" or the “Company”) and Interactive Network, Inc., a Nevada corporation ("INI"), to exchange up to $10,630,667 aggregate principal amount of FFN's and INI's registered 14% Cash Pay Secured Notes Due 2013 (the “New Cash Pay Notes”) for a like amount of FFN's and INI's outstanding unregistered 14% Cash Pay Secured Notes Due 2013 (the “Old Cash Pay Notes”).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Cash Pay Notes and to acquire the applicable series of New Cash Pay Notes, issuable upon the exchange of such Old Cash Pay Notes, and that, when such validly tendered Old Cash Pay Notes are accepted by FFN and INI for exchange, FFN and INI will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

This will instruct you to tender to FFN and INI the aggregate principal amount of Old Cash Pay Notes indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Old Cash Pay Notes held by you for the account of the undersigned) upon the terms and subject to the conditions of the Exchange Offer.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Aggregate Principal Amount of Old Cash Pay Notes held by the Undersigned: ______________________________

All Old Cash Pay Notes Are to be Tendered (“Yes” or “No”):

SIGN HERE*

Please type or print name(s)

Date:

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

My Account Number with You:

____________

*

None of the Old Cash Pay Notes held by you for the undersigned’s account will be tendered unless you receive written instructions from the undersigned to do so. Unless otherwise indicated in the space provided above, the undersigned’s signature hereon shall constitute an instruction to you to, tender all of the aggregate principal amount of Old Cash Pay Notes held by you for the undersigned’s account.